Exhibit 99.1

ISIS PHARMACEUTICALS ANNOUNCES PROPOSED OFFERING OF $425 MILLION

OF CONVERTIBLE SENIOR NOTES

CARLSBAD, Calif., November 10, 2014 — Isis Pharmaceuticals, Inc. (NASDAQ: ISIS) announced today that it intends to offer, subject to market and other considerations, $425.0 million aggregate principal amount of Convertible Senior Notes due 2021 (the “Convertible Notes”) in a private placement.  Isis also intends to grant to the initial purchasers of the Convertible Notes a 30-day option to purchase up to an additional $63.75 million aggregate principal amount of the Convertible Notes, solely to cover over-allotments, if any.

Concurrently with this offering, Isis intends to use a portion of the net proceeds of the offering to repurchase up to $140.0 million principal amount of its outstanding 2¾% Convertible Senior Notes due 2019 (the “2019 Notes”) through individually negotiated transactions with holders of such 2019 Notes.  Any repurchase of the 2019 Notes could have the effect of raising or maintaining the market price of Isis’ common stock above levels that would otherwise have prevailed or preventing or retarding a decline in the market price of its common stock.  In addition, following this offering, Isis intends to use the remainder of the net proceeds to develop select drugs in its pipeline to later stages of development prior to partnering, to further develop and potentially commercialize the drugs in its lipid franchise and for general corporate and working capital purposes.

The Convertible Notes will be general unsecured senior obligations of Isis and will accrue interest payable semiannually in arrears.  The Convertible Notes will be convertible under certain circumstances, and Isis will settle conversions of the Convertible Notes by paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election.  The interest rate, conversion rate and other terms of the Convertible Notes will be determined at the time of pricing of the offering.

The offering is being made only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  Neither the Convertible Notes nor any shares of Isis’ common stock issuable upon conversion of the Convertible Notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

This press release includes forward-looking statements regarding Isis’ financing plans, including statements related to Isis’ offering of the Convertible Notes and the intended use of net proceeds of the offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to whether Isis will consummate the offering of the Convertible Notes on the expected terms, or at all, market and other general economic conditions, whether Isis will be able to satisfy the conditions required to close any sale of the Convertible Notes, the fact that Isis’ management will have broad discretion in the use of the proceeds from any sale of the Convertible Notes and Isis’ ability to successfully repurchase any of its 2019 Notes on acceptable terms, or at all. Isis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements.  Although Isis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Isis.  As a result, you are cautioned not to rely on these forward-looking statements.  These and other risks concerning Isis’ programs are described in additional detail in Isis’ annual report on Form 10-K for the year ended December 31, 2013 and its most recent quarterly report on Form 10-Q, which are on file with the SEC.

Isis Pharmaceuticals® is a registered trademark of Isis Pharmaceuticals, Inc.

Isis Pharmaceuticals’ Contacts:
D. Wade Walke, Ph.D. Executive Director, Corporate Communications and Investor Relations 760-603-2741	Amy Blackley, Ph.D. Associate Director, Corporate Communications 760-603-2772